UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 24, 2025

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	001-13661 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SYBT	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 24, 2025, Stock Yards Bancorp, Inc. held its 2025 Annual Meeting of Shareholders. As of the record date for the Annual Meeting, there were 29,464,632 shares of Common Stock outstanding and entitled to one vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 19,664,287, or 66.73% of the outstanding common shares entitled to vote were represented in person or by proxy. Those shares were voted as follows:

1.	The following individuals were nominated in 2025 to serve until the next annual meeting of shareholders in 2026. All nominees were elected. The results were as follows:

	Votes For	Votes Against	Abstain

Shannon B. Arvin	18,829,760	759,520	75,007
Paul J. Bickel III	19,352,722	261,514	50,051
Allison J. Donovan	18,913,348	688,345	62,594
David P. Heintzman	19,137,809	495,285	31,193
Carl G. Herde	18,869,555	766,755	27,977
James A. Hillebrand	19,221,353	414,870	28,064
Richard A. Lechleiter	19,101,629	533,157	29,501
Philip S. Poindexter	19,216,731	399,594	47,962
Stephen M. Priebe	18,624,199	1,008,728	31,360
Edwin S. Saunier	19,441,626	195,439	27,222
John L. Schutte	19,344,416	288,630	31,241
Laura L. Wells	19,170,388	444,878	49,021

2.	Proposal to approve a non-binding resolution to approve the compensation of the Company’s named executive officers.

For	19,081,138
Against	486,460
Abstain	96,689

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

D.	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2025	STOCK YARDS BANCORP, INC.

	By:	/s/ T. Clay Stinnett
T. Clay Stinnett, Executive Vice
President, Treasurer and Chief
Financial Officer